Exhibit 99.1

Rocket Lab Announces Second Quarter 2022 Financial Results and Guidance for Third Quarter 2022

•	Record revenue of $55.5 million, representing 36% sequential quarter-on-quarter growth and 392% Year-on-Year quarterly revenue growth

•	Third quarter revenue expected to range between $60 million and $63 million

Long Beach, California. August 11, 2022 – Rocket Lab USA, Inc. (Nasdaq: RKLB) (“Rocket Lab” or “the Company”), a global leader in launch services and space systems, today shared the financial results for its fiscal second quarter of 2022, ended June 30, 2022.

“In the second quarter of 2022 our team upheld our track record of relentless execution, delivering three successful launches, more than any other small launch provider for the entire year so far. Electron retains its position as the industry’s reliable small launch vehicle, delivering satellites to orbit for a range commercial constellation operators and NASA in the second quarter, quickly followed by back-to-back national security launches for the National Reconnaissance Office after the second quarter end,” said Rocket Lab founder and CEO, Peter Beck. “We continue to push the boundaries with our launch and spacecraft technology, a strategy that also saw us successfully launch the CAPSTONE mission to the Moon for NASA. The highly complex two-phase mission encompassed a flawless launch on Electron and successful deployment to ballistic lunar transfer orbit by our in-house designed and built Lunar Photon spacecraft, paving the way for future deep space missions to Mars and Venus.”

“We are encouraged by broad-based momentum that continued across our space systems business which comprised 66% of our revenue in the second quarter. Space Systems continues to be a significant growth area, with construction of our satellite constellation production facility in Long Beach substantially complete. This production facility will support the manufacturing of contracted spacecraft builds in backlog for a range of customers including Varda Space Industries, Eta Space, the University of California, Berkeley and seventeen 500 kg spacecraft buses for Globalstar as part of a $143M subcontract awarded to Rocket Lab by MDA in the first quarter of this year.”

Second Quarter 2022 Business Highlights:

•

Launched three successful Electron missions in the second quarter, more than any other U.S. small launch provider for the entire year so far. The missions included the CAPSTONE mission to the Moon for NASA, as well missions that deployed satellites for four commercial constellation companies; BlackSky, Unseenlabs, E-Space, and Swarm, three of which are repeat Electron launch customers.

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•

Successfully launched the CAPSTONE mission to the Moon for NASA - the first mission of NASA’s historic Artemis program to return humans to the Moon. This highly complex two-phase mission encompassed a flawless launch on Electron and successful deployment to ballistic lunar transfer orbit by Rocket Lab’s in-house designed and built Lunar Photon spacecraft. The mission was an impressive display of capability across launch and space systems, paving the way for future deep space missions to Mars and Venus.

•

Signed a multi-launch contract with HawkEye 360 to launch 15 satellites across three Electron missions between late 2022 and 2024. The first of the three missions is scheduled to be Rocket Lab’s inaugural mission from Launch Complex 2 in Virginia in December 2022.

•	Completed the first mid-air capture of an Electron booster with a helicopter, advancing the company’s rocket reusability program.

•	Selected to manufacture the Solar Array Panel for NASA’s GLIDE spacecraft, the first mission dedicated to surveying changes in the exosphere, the outermost layer of Earth’s atmosphere.

•	Commenced construction on the Neutron launch vehicle production complex in Virginia.

•

Surpassed 50 missions with the company’s MAX Flight Software, a leading off-the-shelf software platform used by aerospace prime contractors, the U.S. Air Force, U.S. DOD organizations, NASA, and commercial spacecraft developers and operators.

Since June 30, 2022 Rocket Lab also:

•	Launched two successful back-to-back missions for the National Reconnaissance Office in just over three weeks, demonstrating responsive launch for the national security community.

•	Introduced the Company’s Responsive Space Program to enable rapid call-up launch and spacecraft capabilities.

•	Selected to supply solar power for the United States Space Force’s new missile warning satellites

Third Quarter 2022 Guidance

For the third quarter of 2022, Rocket Lab expects:

•	Revenue between $60 million and $63 million

•	Launch Services revenue of approximately $23 million

•	Space Systems revenue of between $37 million to $40 million

•	GAAP Gross Margins between 12% to 15%

•	Non-GAAP Gross Margins between 22% to 25%

•	GAAP Operating Expenses $41 million to $43 million

•	Non-GAAP Operating Expenses $27 million to $29 million

•	Expected Interest expenses (Income), net $2 million expense

•	Adjusted EBITDA loss of $8 million to $12 million

•	Basic Shares Outstanding 471 million

Conference Call Information

Rocket Lab will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss these business highlights and financial results for our second quarter, to provide our outlook for the third quarter ending September 30, 2022 and other updates. The live webcast and a replay of the webcast will be available on Rocket Lab’s Investor Relations website: https://investors.rocketlabusa.com/events-and-presentations/events

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About Rocket Lab

Founded in 2006, Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, spacecraft components, satellites and other spacecraft and on-orbit management solutions that make it faster, easier and more affordable to access space. Headquartered in Long Beach, California, Rocket Lab designs and manufactures the Electron small orbital launch vehicle and the Photon satellite platform and is developing the Neutron 13-ton payload class launch vehicle. Since its first orbital launch in January 2018, Rocket Lab’s Electron launch vehicle has become the second most frequently launched U.S. rocket annually and has delivered 149 satellites to orbit for private and public sector organizations, enabling operations in national security, scientific research, space debris mitigation, Earth observation, climate monitoring, and communications. Rocket Lab’s Photon spacecraft platform has been selected to support NASA missions to the Moon and Mars, as well as the first private commercial mission to Venus. Rocket Lab has three launch pads at two launch sites, including two launch pads at a private orbital launch site located in New Zealand, and a second launch site in Virginia, USA which is expected to become operational by the end of 2022. To learn more, visit www.rocketlabusa.com.

+ Rocket Lab Investor Relations Contact

Adam Spice

investors@rocketlabusa.com

+ Rocket Lab Media Contact

Morgan Bailey

media@rocketlabusa.com

Forward Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, contained in this press release, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, including without limitation Q1 2022 guidance, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on Rocket Lab’s current expectations and beliefs concerning future developments and their potential effects. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Rocket Lab’s control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks related to the global COVID-19 pandemic; risks related to government restrictions and lock-downs in New Zealand and other countries in which we operate that could delay or suspend our operations; delays and disruptions in expansion efforts; our dependence on a limited number of customers; the harsh and unpredictable environment of space in which our products operate which could adversely affect our launch vehicle and spacecraft; increased congestion from the proliferation of low Earth orbit constellations which could materially increase the risk of potential collision with space debris or another spacecraft and limit or impair our launch flexibility and/or access to our own orbital slots; increased competition in our industry due in part to rapid technological development and decreasing costs; technological change in our industry which we may not be able to keep up with or which may render our services uncompetitive; average selling price trends; failure of our launch vehicles, spacecraft and components to operate as intended either due to our error in design in production or through no fault of our own; launch schedule disruptions; supply chain disruptions, product delays or failures; design and engineering flaws; launch failures; natural disasters and epidemics or pandemics; changes in governmental regulations including with respect to trade and export restrictions, or in the status of our regulatory approvals or applications; or other events that force us to cancel or reschedule launches, including customer contractual rescheduling and termination rights; risks that acquisitions may not be completed on the anticipated time frame or at all or do not achieve the anticipated benefits and results; and the other risks detailed from time to time in Rocket Lab’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Rocket Lab’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 24, 2022, and elsewhere (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein). There can be no assurance that the future developments affecting Rocket Lab will be those that we have anticipated. You should read this press release with the understanding that our actual results may be materially different from the plans, intentions and expectations disclosed in the forward looking statements we make. All forward looking statements are qualified in their entirety by this cautionary statement. Except as required by law, Rocket Lab is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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Use of Non-GAAP Financial Measures

We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (“GAAP”) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. GAAP measures for the historical periods disclosed are included in this presentation. We have not provided a reconciliation for forward-looking non GAAP financial measures because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate these non-GAAP financial measures, particularly related to stock based compensation and its related tax effects. The following definitions are provided:

Adjusted EBITDA

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Other Non-GAAP Financial Measures

Non-GAAP gross profit, research and development, net, selling, general and administrative, operating expenses, operating loss and total other income (expense), net further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from the applicable GAAP financial measure. Management believes these non-GAAP measures provide investors meaningful insight into results from ongoing operations.

All dollar amounts in this press release are expressed in U.S. dollars, unless otherwise stated.

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$55,474	$11,280	$96,177	$29,472
Cost of revenues	50,516	8,817	87,484	25,598

Gross profit	4,958	2,463	8,693	3,874
Operating expenses:
Research and development, net	19,165	8,529	32,642	15,607
Selling, general and administrative	18,952	7,068	42,030	13,692

Total operating expenses	38,117	15,597	74,672	29,299

Operating loss	(33,159)	(13,134)	(65,979)	(25,425)
Other income (expense):
Interest expense, net	(2,432)	(275)	(5,421)	(402)
Loss on foreign exchange	(3,876)	(126)	(3,896)	(405)
Change in fair value of liability classified warrants	—	(2,448)	13,482	(5,478)
Other income (expense), net	(23)	(242)	3	(133)

Total other income (expense), net	(6,331)	(3,091)	4,168	(6,418)

Loss before income taxes	(39,490)	(16,225)	(61,811)	(31,843)
Benefit (provision) for income taxes	2,073	(440)	(2,315)	(704)

Net loss	$(37,417)	$(16,665)	$(64,126)	$(32,547)

Net loss per share attributable to Rocket Lab USA, Inc.:
Basic and diluted	$(0.08)	$(0.21)	$(0.14)	$(0.41)

Weighted-average common shares outstanding:
Basic and diluted	464,719,924	78,961,096	460,630,324	78,893,969

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2022 AND DECEMBER 31, 2021

(in thousands, except share and per share data)

	June 30, 2022
	(unaudited)	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$542,511	$690,959
Accounts receivable, net	40,183	13,957
Contract assets	4,393	2,490
Inventories	85,683	47,904
Prepaids and other current assets	33,646	19,454

Total current assets	706,416	774,764
Non-current assets:
Property, plant and equipment, net	97,031	65,339
Intangible assets, net	84,503	57,487
Goodwill	58,281	43,308
Right-of-use assets - operating leases	31,365	28,424
Right-of-use assets - finance leases	15,921	—
Restricted cash	4,118	1,116
Deferred income tax assets, net	4,447	5,859
Other non-current assets	2,670	4,550

Total assets	$1,004,752	$980,847

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$14,156	$3,489
Accrued expenses	11,468	10,977
Employee benefits payable	13,632	8,266
Contract liabilities	90,659	59,749
Current installments of long-term borrowings	2,866	2,827
Other current liabilities	11,320	10,999

Total current liabilities	144,101	96,307
Non-current liabilities:
Long-term borrowings, excluding current installments	98,649	97,297
Non-current operating lease liabilities	30,370	28,302
Non-current finance lease liabilities	15,744	—
Deferred tax liabilities	17	466
Public and private warrant liabilities	—	58,227
Other non-current liabilities	2,417	1,800

Total liabilities	291,298	282,399

COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $0.0001 par value; authorized shares: 2,500,000,000; issued and outstanding shares: 468,377,065 and 450,180,479 at June 30, 2022 and December 31, 2021, respectively	47	45
Additional paid-in capital	1,081,390	1,002,106
Accumulated deficit	(369,137)	(305,011)
Accumulated other comprehensive income	1,154	1,308

Total stockholders’ equity	713,454	698,448

Total liabilities and stockholders’ equity	$1,004,752	$980,847

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(unaudited; in thousands)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(64,126)	$(32,547)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,737	4,847
Stock-based compensation expense	28,827	2,379
Loss on disposal of assets	25	55
Loss on extinguishment of long-term debt	—	496
Amortization of debt issuance costs and discount	1,392	149
Noncash lease expense	1,526	997
Noncash (income) expense associated with liability-classified warrants	(13,482)	5,478
Deferred income taxes	251	(612)
Changes in operating assets and liabilities:
Accounts receivable	(12,926)	(19,580)
Contract assets	(2,286)	1,201
Inventories	(16,302)	(5,347)
Prepaids and other current assets	(8,090)	2,796
Other non-current assets	2,089	—
Trade payables	1,992	(3,384)
Accrued expenses	(3,433)	2,849
Employee benefits payables	3,925	756
Contract liabilities	4,467	5,006
Other current liabilities	(568)	(930)
Non-current lease liabilities	(1,640)	(1,191)
Other non-current liabilities	27	—

Net cash used in operating activities	(64,595)	(36,582)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and software	(19,070)	(5,699)
Cash paid for acquisition, net of acquired cash and restricted cash	(65,073)	—

Net cash used in investing activities	(84,143)	(5,699)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options and public warrants	3,142	772
Proceeds from Employee Stock Purchase Plan	2,091	—
Proceeds from sale of employees restricted stock units to cover taxes	24,002	—
Minimum tax withholding paid on behalf of employees for restricted stock units	(23,741)	—
Tax payment for net settled option shares	(444)	—
Payment of contingent consideration	(5,500)	—
Finance lease principal payments	(116)	—
Proceeds from long-term revolving line of credit	—	15,000
Proceeds from long-term secured term loan	—	98,895
Repayments on long-term revolving line of credit	—	(15,000)
Payment of deferred transaction costs associated with planned reverse recapitalization transaction	—	(2,298)

Net cash provided by (used in) financing activities	(566)	97,369
Effect of exchange rate changes on cash and cash equivalents	3,858	20

Net increase (decrease) in cash and cash equivalents and restricted cash	(145,446)	55,108
Cash and cash equivalents, and restricted cash, beginning of period	692,075	53,933

Cash and cash equivalents, and restricted cash, end of period	$546,629	$109,041

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(unaudited; in thousands)

The tables provided below reconcile the non-GAAP financial measures adjusted EBITDA, gross profit, research and development, net, selling, general and administrative, operating expenses, operating loss and total other income (expense), net with the most directly comparable GAAP financial measures. See above for additional information on the use of these non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
NET LOSS	$(37,417)	$(16,665)	$(64,126)	$(32,547)
Depreciation	4,318	1,798	7,511	3,555
Amortization	3,331	652	6,226	1,292
Stock-based compensation expense	16,869	1,289	28,827	2,379
Transaction costs	96	—	471	—
Loss on extinguishment of debt	—	795	—	795
Interest expense, net	2,432	275	5,421	402
Change in fair value of liability classified warrants	—	2,448	(13,482)	5,478
Change in fair value of contingent consideration	(2,500)	—	—	—
Performance reserve escrow	1,895	—	3,790	—
Amortization of inventory step-up	616	—	2,618	—
(Benefit) provision for income taxes	(2,073)	440	2,315	704
Loss on foreign exchange	3,876	126	3,896	405

ADJUSTED EBITDA	$(8,557)	$(8,842)	$(16,533)	$(17,537)

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	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Gross profit	$4,958	$2,463	$8,693	$3,874
Stock-based compensation	5,792	305	9,127	604
Amortization of purchased intangibles	751	57	1,316	112
Amortization of inventory step-up	616	—	2,618	—
Performance reserve escrow	114	—	228	—

Non-GAAP Gross Profit	$12,231	$2,825	$21,982	$4,590

Non-GAAP Gross Margin	22.0%	25.0%	22.9%	15.6%

GAAP Research and development, net	$19,165	$8,529	$32,642	$15,607
Stock-based compensation	(6,350)	(574)	(11,376)	(966)
Amortization of purchased intangibles	(1,692)	(376)	(3,324)	(739)

Non-GAAP Research and development, net	$11,123	$7,579	$17,942	$13,902

GAAP Selling, general and administrative	$18,952	$7,068	$42,030	$13,692
Stock-based compensation	(4,727)	(410)	(8,324)	(809)
Amortization of purchased intangibles	(780)	(25)	(1,378)	(48)
Transaction costs	(96)	—	(471)	—
Performance reserve escrow	(1,781)	—	(3,562)	—
Change in fair value of contingent consideration	2,500	—	—	—

Non-GAAP Selling, general and administrative	$14,068	$6,633	$28,295	$12,835

GAAP Operating expenses	$38,117	$15,597	$74,672	$29,299
Stock-based compensation	(11,077)	(984)	(19,700)	(1,775)
Amortization of purchased intangibles	(2,472)	(401)	(4,702)	(787)
Transaction costs	(96)	—	(471)	—
Performance reserve escrow	(1,781)	—	(3,562)	—
Change in fair value of contingent consideration	2,500	—	—	—

Non-GAAP Operating expenses	$25,191	$14,212	$46,237	$26,737

GAAP Operating loss	$(33,159)	$(13,134)	$(65,979)	$(25,425)
Total non-GAAP adjustments	20,199	1,747	41,724	3,278

Non-GAAP Operating loss	$(12,960)	$(11,387)	$(24,255)	$(22,147)

GAAP Total other income (expense), net	$(6,331)	$(3,091)	$4,168	$(6,418)
Change in fair value of liability classified warrants	—	2,448	(13,482)	5,478
Loss on foreign exchange	3,876	126	3,896	405

Non-GAAP Total other income (expense), net	$(2,455)	$(517)	$(5,418)	$(535)

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